EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2013, with respect to the consolidated financial statements included in the Annual Report of Xenith Bankshares, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Xenith Bankshares, Inc. on Forms S-8 (File No. 333-153118, effective August 15, 2008 and File No. 333-185310, effective December 6, 2012).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

March 15, 2013